EXHIBIT 5.1

November 22, 2021

DexCom, Inc.

6340 Sequence Drive

San Diego, CA 92121

Gentlemen and Ladies:

We deliver this opinion with respect to certain matters in connection with the offering by DexCom, Inc., a Delaware corporation (the “Company”), of up to an aggregate of 2,025,036 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be issued pursuant to that certain Amended and Restated Collaboration and License Agreement, dated as of November 20, 2018, by and among the Company, Verily Life Sciences LLC (an Alphabet Company) and Verily Ireland Limited (the “Collaboration and License Agreement”) and that certain Common Stock Purchase Agreement, dated as of November 20, 2018, by and among the Company, Verily Life Sciences LLC and Onduo, LLC, a joint venture partially owned by Verily (the “Purchase Agreement” and together with the Collaboration and License Agreement, the “Agreements”). The Shares were previously registered pursuant to an automatic shelf Registration Statement on Form S-3 (File No. 333-228495) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 20, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), which automatically became effective upon filing (the “Prior Registration Statement”), a prospectus dated November 20, 2018 included therein (the “Prior Base Prospectus”) and a final prospectus supplement dated November 20, 2018, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prior Prospectus Supplement” and together with the Prior Base Prospectus, the “Prior Prospectus”). The Prior Registration Statement expired on or about November 20, 2021 and the Company re-registered the Shares pursuant to an automatic shelf Registration Statement on Form S-3 (File No. 333-261265) filed by the Company with the Commission on November 22, 2021 under the Securities Act, which automatically became effective upon filing (the “Registration Statement”), a prospectus dated November 22, 2021 included therein (the “Base Prospectus”) and a final prospectus supplement dated November 22, 2021, filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The offering of the Shares by the Company pursuant to the Registration Statement, the Prospectus and the Agreements is referred to herein as the “Offering.”

In connection with our opinion expressed below we have examined originals or copies of the Agreements, the Company’s Amended and Restated Certificate of Incorporation, as amended to date, filed with, and certified by, the Delaware Secretary of State (the “Restated Certificate”) and the Company’s Amended & Restated Bylaws (the “Bylaws”), certain corporate proceedings of the Company’s board of directors (the “Board”) or an authorized committee or committees thereof the Board and the Company’s stockholders relating to the Registration Statement, the Restated Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated November 19, 2021 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company (the “Management Certificate”).

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of any laws other than, the existing Delaware General Corporation Law.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Shares, there will not have occurred any change in the law or the facts affecting the validity of the Shares, any change in actions of the Board or the Company’s stockholders, or any amendments to the Restated Certificate or the Bylaws, and (ii) at the time of the offer, issuance and sale of any Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Shares subsequent to the date hereof and the compliance by the Company with the terms of such Shares will not result in a violation of the Restated Certificate or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon the foregoing, we are of the opinion that when the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the Agreements and the resolutions adopted by the Board referenced above, such Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Current Report on Form 8-K to be filed by the Company with the Commission in connection with the Offering and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. We do not thereby admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

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This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. We opine only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered, and speaks, only as of the date first written above and is based solely on our understanding of facts in existence as of such date after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP

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